UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 14, 2020

TARGET GROUP INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (905) 541-3833

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered
N/A	N/A	N/A

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective May 14, 2020, the Company’s second-tier subsidiary, Canary Rx Inc. (“Canary”), entered into a Joint Venture Agreement (“Joint Venture”) with 9258159 Canada Inc., a corporation organized under the laws of the Province of Ontario, Canada (referred to as “Thrive Cannabis”) and 2755757 Ontario Inc., a corporation organized under the laws of the Province of Ontario, Canada (referred to as “JVCo”). Canary and Thrive Cannabis each hold 50% of the voting equity interest in JVC. The term of the Joint Venture is five (5) years from its effective date of May 14, 2020.

Under the Joint Venture, JVCo. is permitted to use a portion, consisting of seven (7) rooms, of Canary’s licensed cannabis cultivation facilities located in Simcoe, Ontario, Canada ("Licensed Site Portion”) for the purpose of operating and managing the Licensed Site Portion for the cultivation and process of cannabis pursuant to Canary’s license issued by Health Canada. During the term of the Joint Venture, JVCo. will be responsible for the administration, operation and management of the Licensed Site Portion and all proceeds from the sale of the cannabis and related cannabis products cultivated therein will be payable to the JVCo.

In addition, Canary, Thrive Cannabis, and JVCo. entered into a Unanimous Shareholder Agreement dated May 14, 2020 governing the management and administration of the business of JVCo.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: May 22, 2020	By:	/s/ Anthony Zarcone
Chief Executive Officer